EXHIBIT (h)(6)



                                   FORUM FUNDS
                            SHAREHOLDER SERVICE PLAN

                                  March 1, 2000
                           As Amended August __, 2002

         This Shareholder Services Plan (the "Plan") is adopted by Forum Funds (the "Trust") with respect to the shares of beneficial interest ("Shares") of each fund of the Trust or class thereof identified in Appendix A hereto (each a "Fund," collectively the "Funds").

         SECTION 1.  APPOINTMENT

         In consideration of the services provided by Forum Administrative Services, LLC ("Forum") to the Trust as described herein, the Trust hereby appoints Forum as agent to perform the services for the period and on the terms set forth in this Agreement. Forum accepts such appointment and agrees to furnish the services described herein, in return for the compensation specified in Section 3 of this Agreement. Forum agrees to comply with all relevant provisions of the Investment Company Act of 1940, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder in performing the services described herein.

         SECTION 2.  SERVICE ACTIVITIES

         Forum shall perform, or arrange for the performance of, certain activities relating to the servicing and maintenance of shareholder accounts not otherwise provided by each Fund's transfer agent ("Shareholder Servicing Activities"). Shareholder Servicing Activities shall include one or more of the following: (a) ___ establishing ___ and maintaining ___ accounts and records for shareholders of a Fund; (b) answering client inquiries regarding the manner in which purchases, exchanges and redemptions of shares of the Trust may be effected and other matters pertaining to the Trust's services; (c) providing necessary personnel and facilities to establish and maintain client accounts and records; (d) assisting clients in arranging for processing purchase, exchange and redemption transactions; (e) arranging for the wiring of funds; (f) guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts; (g) integrating periodic statements with other shareholder transactions; and (h) providing such other related services as the shareholder may request.

         SECTION 3.  COMPENSATION

         As compensation for Forum's Shareholder Servicing Activities, the Trust shall pay Forum, with respect to each Fund, a fee at an annual rate as list in Appendix A (the "Payments"). The Payments shall be accrued daily and paid monthly. A Fund shall not directly or indirectly pay any amounts, whether Payments or otherwise, that exceed any applicable limits imposed by law or the National Association of Securities Dealers, Inc.

         SECTION 4.  SERVICE AGREEMENTS

         Forum is authorized to enter into shareholder service agreements ("Servicing Agreements") with financial institutions or other persons who provide Shareholder Servicing Activities to the Funds ("Service Providers"). Forum may pay any or all amounts of the Payments to the Service Providers for Shareholder Service Activities. To the extent practicable, each such Agreement shall contain a representation by the Service Provider that any compensation payable to the Service Provider in connection with the investment in a Fund of the assets of its customers (i) will be disclosed by the Service Provider to its customers if required by law, (ii) will be authorized by its customers if customer authorization is required, and (iii) will not result in an excessive fee to the Service Provider.


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         SECTION 5.  REVIEW AND RECORDS

         (a) Forum shall prepare and furnish to the Board of Trustees of the Trust (the "Board"), and the Board shall review at least quarterly, written reports setting forth all amounts expended under the Plan by Forum and identifying the activities for which the expenditures were made.

         (b) The Trust shall preserve copies of the Plan, each agreement related to the Plan and each report prepared and furnished pursuant to this Section.

         SECTION 6.  EFFECTIVENESS, AMENDMENT AND TERMINATION

         With respect to each Fund:

         (a) This Plan shall become effective on the date indicated in Appendix A and, upon its effectiveness, shall supersede all previous Plans covering the Fund regarding the subject matter hereof.

         (b) Any material amendment to the Plan shall be effective only upon approval of the Board, including a majority of the Trustees who are not interested persons of the Trust (the "Disinterested Trustees").

         (c) The Plan may be terminated without penalty at any time (1) by vote of a majority of the Board and a majority of the Disinterested Trustees or (2) by Forum.

         SECTION 7.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under the Plan, and Forum agrees that, in asserting any rights or claims under this Plan, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 8.  MISCELLANEOUS

         (a) With the exception of Appendix A, no provision of this Plan may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of any Fund thereby affected.

         (b) No amendment to this Plan or the termination of this Plan with respect to a Fund shall affect this Plan as it pertains to any other Fund, nor shall any such amendment require the vote of the shareholders of any other Fund.

         (c) Neither party to this Plan shall be liable to the other party for consequential damages under any provision of this Plan.

         (d) This Plan shall be governed by, and the provisions of this Plan shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (e) This Plan constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (f) This Plan may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (g) If any part, term or provision of this Plan is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Plan did not contain the particular part, term or provision held to be illegal or invalid. This Plan shall be construed as if drafted jointly by both Forum and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Plan.


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         (h) Section headings in this Plan are included for convenience only and are not to be used to construe or interpret this Plan.

         (i) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (j) Notwithstanding any other provision of this Plan, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Plan or otherwise.

         (k) Nothing contained in this Agreement is intended to or shall require Forum, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

         (l) No affiliated person, employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Plan.

         (m) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (l) The  terms "vote  of  a  majority   of   the   outstanding   voting
securities," "interested person," and "affiliated person." shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties have caused this Plan to be executed by their officers designated below as of the day first above written.


                                        FORUM FUNDS



                                        /S/ JOHN Y. KEFFER
                                        ----------------------------------------
                                        John Y. Keffer, President


                                        FORUM ADMINISTRATIVE SERVICES, LLC




                                        /S/ LISA J. WEYMOUTH
                                        ----------------------------------------
                                        Lisa J. Weymouth
                                        Director


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                                   FORUM FUNDS
                            SHAREHOLDER SERVICE PLAN

                                   APPENDIX A


---------------------------------------- -------------------- -------------------------- ------------------------------------------
                                                                    DATE SUBJECT                         PAYMENTS
FUND                                            CLASS                  TO PLAN                (AS A % OF AVERAGE NET ASSETS)
---------------------------------------- -------------------- -------------------------- ------------------------------------------

---------------------------------------- -------------------- -------------------------- ------------------------------------------
BrownIA Growth Equity Fund                       N/A                March 1, 2000        Up to 0.25%.  Any Payments shall be
                                                                                         limited to amounts paid by Forum to
                                                                                         Service Providers with respect to the
                                                                                         class.
---------------------------------------- -------------------- -------------------------- ------------------------------------------
BrownIA Maryland Bond Fund                       N/A              December 20, 2002      Up to 0.25%.  Any Payments shall be
                                                                                         limited to amounts paid by Forum to
                                                                                         Service Providers with respect to the
                                                                                         class.
---------------------------------------- -------------------- -------------------------- ------------------------------------------
BrownIA Small-Cap Growth Fund               Institutional           March 1, 2000        Up to 0.25%.  Any Payments shall be
                                               Shares                                    limited to amounts paid by Forum to

                                                                                         Service
                                                                                         Providers
                                                                                         with
                                                                                         respect
                                                                                         to
                                                                                         the
                                                                                         class.
---------------------------------------- -------------------- -------------------------- ------------------------------------------
BrownIA Small-Cap Growth Fund                 A Shares             August __, 2002       Up to 0.25%.  Any Payments shall be
                                                                                         limited to amounts paid by Forum to
                                                                                         Service Providers with respect to each
                                                                                         Fund.
---------------------------------------- -------------------- -------------------------- ------------------------------------------
BrownIA Small-Cap Growth Fund                 B Shares             August __, 2002       Up to 0.25%.  Any Payments shall be
                                                                                         limited to amounts paid by Forum to
                                                                                         Service Providers with respect to the
                                                                                         class.
---------------------------------------- -------------------- -------------------------- ------------------------------------------
BrownIA Small-Cap Growth Fund                 C Shares             August __, 2002       Up to 0.25%.  Any Payments shall be
                                                                                         limited to amounts paid by Forum to
                                                                                         Service Providers with respect to the
                                                                                         class
---------------------------------------- -------------------- -------------------------- ------------------------------------------
BrownIA Short-Intermediate Income Fund        A Shares             August __, 2002       Up to 0.25%.  Any Payments shall be
                                                                                         limited to amounts paid by Forum to
                                                                                         Service Providers with respect to each
                                                                                         Fund.
---------------------------------------- -------------------- -------------------------- ------------------------------------------


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